UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.    Entry into a Material Definitive Agreement.

On June 11, 2020, Selecta Biosciences, Inc. (the “Company”) and Swedish Orphan Biovitrum AB (Publ), a Swedish corporation (“SOBI”) entered into a License and Development Agreement (the “License Agreement”). Pursuant to the License Agreement, the Company has agreed to grant SOBI an exclusive, worldwide (except as to Greater China) license to develop, manufacture and commercialize the Company’s SEL-212 drug candidate, which is currently in development for the treatment of chronic refractory gout. Pursuant to the License Agreement, in consideration of the license, SOBI will pay to the Company a one-time, up-front payment of $75 million within 45 days of the effective date of the Agreement. SOBI has also agreed to make milestone payments totaling up to $630 million to the Company upon the achievement of various development and regulatory milestones and sales thresholds for annual net sales of SEL-212, and tiered royalty payments ranging from the low double digits on the lowest sales tier to the high teens on the highest sales tier.

Pursuant to the License Agreement, the Company will supply (at cost) quantities of SEL-212 as necessary for completion of the planned Phase 3 program for SEL-212, which includes two planned Phase 3 clinical trials and a crossover study. SOBI will reimburse the Company for all budgeted costs incurred to complete development of SEL-212, including but not limited to costs incurred while conducting and completing the Phase 3 program for SEL-212, except for any costs of additional development activities required that are related to ImmTOR and that are unrelated to SEL-212. SOBI will have control and responsibility over all regulatory filings, including any INDs, BLAs and MAAs relating to the licensed product.

Consummation of the transactions contemplated under the License Agreement will be subject to customary closing conditions, including approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act. SOBI may terminate the License Agreement for any reason upon 180 days’ written notice to the Company, whereby the rights to the licensed compound would revert to the Company.

Additionally, on June 11, 2020, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with SOBI, pursuant to which the Company agreed to sell to SOBI an aggregate of 5,416,390 shares of common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”) at a purchase price equal to $4.6156 per share, which represents 120% of the 10-day volume-weighted average price of the Company’s Common Stock prior to signing, for aggregate gross proceeds of $25 million (the “Private Placement”). The closing of the Private Placement will occur simultaneously with, and subject to, the closing of the transactions contemplated under the License Agreement. The Shares are subject to a one-year lock-up from closing, during which time SOBI is prohibited from selling or otherwise disposing of such Shares.

As a condition to closing under the Purchase Agreement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with SOBI, pursuant to which the Company will agree to prepare and file a registration statement with respect to the resale of the Shares. The Company will be required to file this resale registration statement within 90 days from closing and to have the registration statement declared effective within 120 days from closing (or within 160 days if the SEC reviews the registration statement).

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. SOBI has represented that it will acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

With the upfront payment from SOBI of $75,000,000, equity investment of $25,000,000, and anticipated cost savings, Selecta expects its cash runway to extend into the first half of 2023. Additionally, the Company continues to pursue other licensing or partnering opportunities with the Company’s ImmTOR platform, and expects to provide updates on such activities.

The foregoing summaries of the License Agreement, Purchase Agreement and Registration Rights Agreement do not purport to be complete and will be filed with the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2020.

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including expectations of future expenses and the duration of the Company’s cash runway. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including, but not limited to, uncertainties around future cost savings, future expense levels and the outcome of future development efforts relating to the Company’s drug candidates and development programs, as well as other factors discussed in the “Risk Factors” section of the company’s most recent Quarterly Report on Form 10-Q, and in subsequent filings that the company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: June 12, 2020	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer